dm-t
decoria • maichel • teague

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1/A (Amendment No. 2) of Goldrich Mining Company (No. 333-152831) of our report dated April 8, 2008 relating to our audit of the financial statements of Little Squaw Gold Mining Company, which appears in such Registration Statement.

We also consent to the reference to our firm under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DeCoria, Maichel & Teague, P.S.

Spokane, Washington
December 29, 2008